Exhibit 99.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 22, 2015, by and among Quest Patent Research Corporation, a Delaware corporation, with headquarters located at 411 Theodore Fremd Avenue, Suite 206S, Rye, New York, 10580 (the “Company”), Quest Licensing Corporation, a Delaware corporation (“Quest Licensing”), Wynn Technologies, Inc., a New York corporation (“Wynn”), Mariner IC Inc., a Texas corporation (“Mariner”), Semcon IP Inc., a Texas corporation (“Semcon”) and IC Kinetics Inc., a Texas corporation (“IC”), and United Wireless Holdings, Inc., a Delaware corporation, with headquarters located at 301 Congress Avenue, Suite 1275, Austin, TX 78701 (the “Buyer”). Quest Licensing, Wynn, Mariner, Semcon and IC are wholly owned subsidiaries of the Company and are referred to collectively as the “SPA Subsidiaries.”

WHEREAS:

A.                The Company, the SPA Subsidiaries and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 The Company has authorized the issuance of its 10% secured convertible notes in substantially the form attached hereto as Exhibit A (all such notes issued pursuant to Section 1 of this Agreement, the “Notes”), which Notes, following certain specified events of default, shall be convertible into the Company's common stock, par value $0.00003 per share (the “Common Stock,” and the shares of Common Stock issuable upon conversion of the Notes in accordance with the terms of the Notes, the “Conversion Shares”).

C.                 The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the principal amount of $1,250,000 (the “Initial Note”), (ii) two additional Notes in the principal amount of $2,000,000 (the “Further Payment Notes”), (iii) up to $1,000,000 in principal amount of additional Notes (the “Additional Notes”), and (iii) 50,000,000 shares (the “Shares”) of the Company’s restricted Common Stock at a purchase price of $0.005 per Share or an aggregate of $250,000.

D.                The Company has also agreed to grant the Buyer an option (the “Purchase Option”) to purchase up to an additional 50,000,000 shares of Common Stock (the “Purchase Option Shares”) in three tranches at the prices as set forth herein and to give Buyer an interest in certain proceeds as set forth in the Monetization Proceeds Agreement among the parties.

E.                 Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, a Patent Proceeds Security Agreement, a Pledge and Security Agreement, a Guaranty, a Subordination Agreement, and a Monetization Proceeds Agreement substantially in the forms attached hereto as Exhibit B (the “Registration Rights Agreement”), Exhibit C (the “Security Agreement”), Exhibit D (the “Pledge Agreement”), Exhibit E (the “Guaranty”), Exhibit F (the “Subordination Agreement”) and Exhibit G (the “Monetization Proceeds Agreement”), respectively, pursuant to which the Company has agreed to provide to Buyer certain registration rights with respect to the registration under the 1933 Act of the Registrable Securities (as defined in the Registration Rights Agreement) and the Company and the SPA Subsidiaries have agreed to provide to the Buyer (i)certain security for the repayment of the Notes; and (ii) an interest in the net monetization proceeds of certain patents, respectively.

F.                  The SPA Subsidiaries have or will have certain rights, title and interest in the patents described on Schedules A-1 (the “SemCon Patents”) and A-2 to the Security Agreement (collectively, the “Patents”) and to secure the repayment of the Notes and the other obligations of the Company and SPA Subsidiaries hereunder and under the other Transaction Documents, each of the SPA Subsidiaries has granted to Buyer a security interest in the Patent Collateral, as such term is defined in the Security Agreement.

G.                 The Notes, the Conversion Shares, the Shares, and the Purchase Option Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES, SHARES AND PURCHASE OPTION.

(a)                Purchase of Notes, Shares and Purchase Option.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, at the Initial Closing (as defined below) the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company on the Initial Closing Date (as defined below), (i) the Initial Notes in the total principal amount of $1,250,000, with one Initial Note in the principal amount of $1,000,000 and the second Initial Note in the principal amount of $250,000, (ii) 50,000,000 Shares of Common Stock and (iii) the Purchase Option to purchase up to an additional 50,000,000 shares of Common Stock.

(b)                Closings.

(i)       Initial Closing.  The date and time of the initial closing (the “Initial Closing Date” and the “Initial Closing”, respectively) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company, the SPA Subsidiaries and the Buyer) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6 and 7 below, at the offices of CKR Law LLP, 1330 Avenue of the Americas, 14th Floor, New York, NY 10019 or such other place and time as may be agreed upon by the parties. The Initial Closing may also be undertaken remotely by electronic transfer of closing documents. The Initial Closing shall take place in conjunction with and is conditioned upon the Closing (as defined therein) under the Patent Sale Agreement (the “IV Agreement”) with an effective date of July 8, 2015, as amended, between the Company and Intellectual Ventures Assets 16 LLC (“Intellectual Ventures”).

(ii)      Further Payment Notes. (A) The Company shall have the absolute and unconditional right, but not the obligation, to require Buyer to purchase Further Payment Notes, in the amounts (the “Further Payment Note Amount”) and on the sale dates (each an “Further Payment Note Closing Date”) indicated below by providing Buyer with written notice not less than ten (10) days prior to the applicable Further Payment Closing Date. Such notice, which may be given by telecopier or email, shall set forth the principal amount of the Further Payment Note and the date of the Further Payment Note Closing Date. All sales of Further Payment Notes shall be at the Company’s sole discretion.

Further Payment Note Closing Date	Further Payment Note Amount	Use of Proceeds

September 30, 2016	$1,000,000.00	First “Further Payment” (as defined in the IV Agreement)
September 30, 2017	$1,000,000.00	Second “Further Payment” (as defined in the IV Agreement)

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(B)     However, if on any Further Payment Note Closing Date a Conversion Eligible Event of Default (as defined in the Notes) shall have occurred and be continuing, (1) immediately upon the Buyer’s purchase of the Further Payment Note on such Further Payment Note Closing Date, the Company shall be deemed to have assigned, transferred and conveyed to the Buyer and/or its nominee full, absolute and unconditional title to and ownership of the Pledged Interests (as defined in the Pledge Agreement), free and clear of any liens, claims or encumbrances; the Pledge Agreement shall be deemed to have terminated; and the Buyer shall have full power and authority to cause any and all certificates representing the stock included in the Pledged Interests to be registered and issued in the name of the Buyer and/or its nominee. The Company at its expense, shall make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Buyer may reasonably request or as may be necessary in order to vest full, absolute and unconditional title in and to the Pledged Interests in the Buyer and/or its nominee. Upon such assignment of the Pledged Interests, the Buyer agrees (x) promptly to give written notice thereof to the Company, which shall include a description of the nature of the Conversion Eligible Event of Default that it will assume or guarantee, in form reasonably satisfactory to IV, the obligations of the Company and Mariner, Semcon and IC to make any “Further Payments” (as defined in the IV Agreement as in effect on the date hereof) that have not theretofore been made. (Notwithstanding the foregoing, the inclusion of a description of the nature of a Conversion Eligible Event of Default in any such notice shall not be construed to limit any rights of the Buyer hereunder or under any other Transaction Document or as a waiver of any other Conversion Eligible Event of Default that may have occurred and not be described in such notice.)

(2)     The outstanding Further Payment Notes and the Initial Note in the principal amount of $1,000,000 shall be deemed to be forgiven and satisfied in full, and, for the avoidance of doubt, Buyer shall have no conversion rights with respect thereto.

(3)     The obligation of the Buyer to purchase any additional Further Payment Notes or Additional Notes shall terminate.

(iii)     Additional Notes.  Subject to satisfaction of its obligations under this Agreement, the Notes and the other Transaction Documents, and subject to Section 1(b)(ii)(3) above and Section 1(b)(iv) below, the Company shall have the right, but not the obligation, to require Buyer to purchase Additional Notes, in the amounts (the “Additional Note Amount”) and on the sale dates (each an “Additional Note Closing Date”) indicated below by providing Buyer with written notice (an “Additional Note Purchase Notice”) not less than seventy-five (75) days prior to the applicable Additional Note Closing Date. Such notice, which may be given be telecopier or email, shall set forth the principal amount of the Additional Note and the date of the Additional Note Closing Date. All sales of Additional Notes shall be at the Company’s sole discretion.

Additional Note Closing Date	Additional Note Amount	Use of Proceeds

September 30, 2016	$125,000.00	Working Capital
December 31, 2016	$125,000.00	Working Capital
March 31, 2017	$125,000.00	Working Capital
June 30, 2017	$125,000.00	Working Capital
September 30, 2017	$125,000.00	Working Capital
December 31, 2017	$125,000.00	Working Capital
March 31, 2018	$125,000.00	Working Capital
June 30, 2018	$125,000.00	Working Capital

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For the avoidance of doubt, except as otherwise provided herein, references to Working Capital include expenses relating to this Agreement and the Transaction Documents and the performance of the Company’s obligations hereunder and thereunder.

(iv)    Purchase Option.  The Buyer shall have the right under the Purchase Option to purchase up to 50,000,000 Purchase Option Shares in the amounts and during the periods indicated below (at any time and from time to time) at the purchase prices per share indicated below:

Number of Purchase Options Shares Which May be Acquired	Purchase Period	Purchase Option Share Purchase Price

16,666,667	September 30, 2016 – September 30, 2020	$0.01
16,666,667	September 30, 2017 – September 30, 2020	$0.03
16,666,666	September 30, 2018 – September 30, 2020	$0.05

The Buyer may exercise the Purchase Option, in whole or in part, by giving written notice to the Company (which shall be revocable by the Buyer) of the intended purchase date (an “Option Share Closing Date”) and number of Purchase Option Shares to be purchased not less than three (3) Business Days prior to the applicable Option Shares Closing Date. On each Option Share Closing Date, Buyer shall make payments of the purchase price for the Option Shares being purchased and the Company shall deliver certificates for the Purchase Option Shares. Buyer may acquire Purchase Option Shares within each tranche pursuant to one or more closings. Notwithstanding the foregoing, upon the occurrence of an Event of Default (as such term is defined in the Notes), or a Fundamental Transaction (as such term is defined in the Notes), including a Change of Control (as such term is defined in the Notes), the Purchase Option shall immediately become exercisable in full without regard to the stated purchase period.

(v)     Monetization Agreement Shortfalls.  In the event of any Monetization Shortfall Default (as defined in the Monetization Proceeds Agreement), provided that all conditions precedent to a Subsequent Closing (as defined below) set forth in Section 7 below have been satisfied, the Company shall automatically be deemed to have borrowed from UWH the Monetization Shortfall Default Amount (as defined in the Monetization Proceeds Agreement) and to have issued and sold to UWH on the Monetization Shortfall Default Date (as defined in the Monetization Proceeds Agreement) an Additional Note (a “Monetization Shortfall Additional Note”) in a principal amount equal to the amount of the Monetization Shortfall Default (and, for avoidance of doubt, otherwise on the same terms and conditions and in the same form as the other Notes), provided that the aggregate original principal amount of all Monetization Shortfall Additional Notes and all Additional Notes shall in no event exceed one million dollars ($1,000,000.00). The Company shall execute and deliver each Monetization Shortfall Additional Note promptly upon the request of the Buyer. The original principal amount of each Monetization Shortfall Additional Note shall reduce by an equal amount the Buyer’s obligation to purchase Additional Notes, beginning with the next scheduled Additional Note Closing Date for an Additional Note under Section 1(b)(iii) and extending to each subsequent Additional Note Closing Date for a Additional Note in chronological order.

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(vi)   All Additional Note Closing Dates, Further Payment Note Closing Dates, Monetization Shortfall Default Dates and Option Share Closing Dates are referred to herein collectively as “Subsequent Closing Dates,” and the closings occurring thereon are referred to herein collectively as “Subsequent Closings.” The Initial Closing Date and all Subsequent Closing Dates are referred to herein collectively as “Closing Dates.”

(c)                Use of Proceeds.

(i)       The proceeds of the Note and the Shares issued and sold at the Initial Closing shall be used for (A) the “Initial Payment” as defined in the IV Agreement in the amount of $1,000,000, and (B) for working capital in the amount of $250,000.

(ii)      The proceeds of each Further Payment Note issued and sold pursuant to Section 1(b)(ii) above shall be used as set forth in Section 1(b)(ii) above.

(iii)     The proceeds of each Additional Note issued and sold pursuant to Section 1(b)(iii) above shall be used as set forth in Section 1(b)(iii) above.

(iv)     The proceeds of the Purchase Option Shares, if any, shall be used for working capital and general corporate purposes, including payment of (A) the Notes or (B) any other Indebtedness permitted under the Transaction Documents on its contractually scheduled due date, which shall not have been amended to advance such due date since the Indebtedness was incurred.

(d)               Purchase Price.

(i)       The purchase price for the Initial Note shall be $1,250,000 and the purchase price for the Shares shall be $250,000. The total purchase price of the Initial Note and the Shares to be purchased by the Buyer at the Initial Closing is $1,500,000 (the “Initial Purchase Price”).

(ii)      The purchase price for each Further Payment Note under Section 1(b)(ii) and each Additional Note under Section 1(b)(iii) (adjusted as provided in Section 1(b)(v)) and each Monetization Shortfall Additional Note under Section 1(b)(v) shall be 100% of the face amount of the Further Payment Note Additional Note, as the case may be, to be issued.

(iii)     The purchase price for the Purchase Option Shares shall be as provided in Section 1(b)(iii) above, subject to adjustment with respect to the number of Purchase Option Shares and the purchase price per share in the event of a stock dividend, stock distribution, stock split, reverse split or other combination of shares and similar events.

(e)                Form of Payment; Delivery of Securities.

(i)       On the Initial Closing Date, (i) the Buyer shall pay the Initial Purchase Price to the Company for the Initial Note and the Shares to be issued and sold to Buyer at the Initial Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to Buyer the Initial Note and the Shares, in each case duly executed on behalf of the Company (and in the case of the Shares, its Transfer Agent) and registered in the name of Buyer or its designee(s) in the Company’s note register; provided, however, that in the event the Company is unable to deliver a certificate for the Shares at the Initial Closing, the Company shall provide to Buyer evidence that (x) it has delivered irrevocable instructions to its transfer agent as to the issuance of the Shares and (y) the transfer agent shall have confirmed that the shares will be issued and delivered directly to Buyer within two business days.

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(ii)      On each Further Payment Note Closing Date and Additional Note Closing Date, (i) the Buyer shall pay the purchase price to the Company for the Further Payment Note or Additional Note, as applicable, to be issued and sold to Buyer at that Closing Date by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to Buyer the Further Payment Note or Additional Note, as applicable, duly executed on behalf of the Company and registered in the name of Buyer or its designee(s) in the Company’s note register.

(iii)     Notwithstanding the foregoing, the portion of the Initial Purchase Price referred to in Section 1(c)(i)(A) and the Further Payment Note purchase price amounts, will, at the discretion of the Buyer, be paid directly to Intellectual Ventures pursuant to written instructions provided by it.

(iv)     On each Option Share Closing Date, (i) the Buyer shall pay the Company the purchase price for the Purchase Option Shares to be issued and sold to Buyer at the Option Share Closing Date by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to Buyer the Purchase Option Shares, duly executed on behalf of the Company and its Transfer Agent and registered in the name of Buyer or its designee(s).

(v)      (A)      Subject to all conditions precedent for an Additional Note purchase by Buyer having been satisfied, in the event (and each time) that the Company gives Buyer an Additional Note Purchase Notice and Buyer notifies the Company in writing within fifteen (15) days after receipt of such Additional Note Purchase Notice that it will not purchase such Additional Note (an “Additional Note Failure”), the Buyer will be relieved of its obligation to purchase such Additional Note, and the Company shall have the right to obtain, at any time until the next scheduled Additional Note Closing Date, alternative working capital financing of up to $1,000,000, which may include any combination of the following: (1) sale of Common Stock (including Common Stock purchase warrants), (2) Indebtedness with a term not exceeding the stated Maturity Date of the Notes, from one or more other lenders, which shall not be secured by any interest in the Patents or any Patent Collateral (as defined in the Security Agreement) or any Collateral (as defined in the Pledge Agreement), except that such Indebtedness may be secured by a security interest in an interest in the Company’s or one of its Subsidiaries interest in Net Proceeds (as defined in the Monetization Proceeds Agreement (“Third Party Working Capital Loans”), and (3) sale of an interest in the Company’s or one of its Subsidiaries interest in Net Proceeds. The net proceeds of all such financing shall be used for working capital. The Buyer agrees that it will subordinate all payment obligations under the Notes to any such Third Party Working Capital Loans, and if requested will enter into a subordination agreement with each lender thereof, in customary form reasonably acceptable to the Buyer and such lender.

(B)     In addition, an Additional Note Failure will have the consequences specified in the Monetization Proceeds Agreement.

(f)                Note Terms.  All Notes shall be due and payable, shall bear interest and shall be convertible into other securities as set forth in the Note.

(g)                Security.  At the Initial Closing, Buyer, Seller, and the SPA Subsidiaries, as applicable, shall each execute and deliver the Security Agreement, the Pledge Agreement, the Guaranty, and the Subordination Agreement.

(h)                Registration Rights.  At the Initial Closing, Buyer and Seller shall each execute and deliver the Registration Rights Agreement.

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(i)                 Proceeds Interest.  At the Initial Closing, Buyer and Seller shall each execute and deliver the Monetization Proceeds Agreement.

(j)                 Lock-Up.  Buyer agrees that, during the 180 day period commencing on the Initial Closing Date, Buyer will not, directly or indirectly, engage in any transactions or aid or assist other in engaging in any transactions in the Company’s Common Stock..

2.            BUYER'S REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants that:

(a)               No Public Sale or Distribution.  Buyer is (i) acquiring the Notes and the Shares and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes and upon exercise of the Purchase Option will acquire the Purchase Option Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities.

(b)               Accredited Investor Status.  Buyer is and on each Closing Date will be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)                Reliance on Exemptions.  Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)               Information.  Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained herein. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Buyer recognizes that, in connection with the negotiation of this Agreement, Buyer has received pursuant to a confidentiality agreement, information that may be material non-public information concerning the Company, as separately identified to the Buyer on or prior to the date hereof. Such material non-public information, if any, shall be publicly disclosed by the Company promptly within four Business Days following the Initial Closing Date; it being agreed and understood that (i) the Company shall not be required to disclose any information for which Confidential Treatment has been requested or obtained or (ii) any discussions, understandings, letters of intent, term sheets, settlement discussions and proposals or other material that have not been reduced to a binding agreement which is not subject to material contingencies which affect the Company’s obligations thereunder.

(e)                No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(f)                Transfer or Resale.  Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder provided that such transaction is not deemed to be a sale under the 1933 Act, and Buyer, when effecting a pledge of Securities, shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f). Nothing in this Section 2(f) shall be construed to relieve Buyer of its obligations under clause (i) of this Section 2(f) in the event of a sale of pledged securities

(g)               Legends.  Buyer understands that the certificates or other instruments representing the Notes and the Shares and, until such time as the resale of the Conversion Shares, the Shares, and the Purchase Option Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement, the stock certificates representing the Conversion Shares, Purchase Option Shares and the Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, AND AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act and have been sold pursuant to such registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, including, if applicable, Rule 144 or Rule 144A and the Securities are not restricted securities in the hands of the transferee.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the initial issuance of the Shares and, upon conversion of the Notes and exercise of the Purchase Option, the Conversion Shares and Purchase Option Shares.

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(h)               Validity; Enforcement.  This Agreement, the Note, the Registration Rights Agreement, the Pledge Agreement, the Subordination Agreement, the Monetization Proceeds Agreement, the Guaranty and the Security Agreement have been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)                 No Prior Relationship.  Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries or (iii) prior to the Initial Closing, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).  As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 144

(j)                 No Conflicts.  The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(k)                OFAC Representation.

(i)       Buyer has checked the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac. Buyer represents that the amounts invested by it in the Company pursuant to this Agreement were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

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(ii)      To the best of Buyer’s knowledge, none of: (1) Buyer; (2) any person controlling or controlled by Buyer; (3) if Buyer is a privately-held entity, any person having a beneficial interest in Buyer; or (4) any person for whom Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. Buyer agrees to promptly notify the Company should Buyer become aware of any change in the information set forth in these representations. Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Buyer, either by prohibiting additional subscriptions from Buyer and/or segregating the assets in the account in compliance with governmental regulations. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(iii)     To the best of Buyer’s knowledge, none of: (1) Buyer; (2) any person controlling or controlled by Buyer; (3) if Buyer is a privately-held entity, any person having a beneficial interest in Buyer; or (4) any person for whom Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure,1 or any immediate family2 member or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below.

(iv)     Buyer is not affiliated with a non-U.S. banking institution (a “Foreign Bank”), and Buyer does not receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank.

(l)                 No Bad Actor.  Neither Buyer nor any designee of Buyer to whom Notes are issued is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(m)             No Broker.  Neither Buyer not any affiliates of Buyer has engaged any broker or finder in connection with the transactions contemplated by the Transaction Documents. Buyer shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim against the Company resulting from actions taken by Buyer.

(n)               Manipulation of Price.  Buyer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(o)               Buyer Licenses. Buyer has made available to the Company and provided the Company an opportunity to review all of its patent license agreements, which Buyer has listed on Schedule 2(o) to this Agreement.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SPA SUBSIDIARIES.  The Company and the SPA Subsidiaries represent and warrant to the Buyer that, except as set forth on the Schedules to this Agreement:

(a)               Organization and Qualification.  Each of the Company and its “Subsidiaries” (which includes the SPA Subsidiaries and any other entities in which the Company, directly or indirectly, owns at least 50% of the capital stock of the entity or otherwise controls the operations of the entity) are corporations organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the corporate power and authority to own their properties and to carry on their business as now being conducted, except as set forth in Schedule 3(a). Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)               Authorization; Enforcement; Validity.  The Company and the SPA Subsidiaries, as applicable, have the power and authority to enter into and perform their obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, the Monetization Proceeds Agreement, the Pledge and Security Agreement, the Subordination Agreement, the Guaranty, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof; provided, however, the Buyer recognizes that the Company is presently authorized to issue a total of 390,000,000 shares of Common Stock, and the representation in this Section 3(b) is qualified to the extent that the conversion of the Notes could require the Company to issue more shares of Common Stock than may be issued pursuant to its Certificate of Incorporation prior to the time (within 135 days of the Initial Closing Date) it increases its authorized Common Stock to 1,250,000,000 shares (the “Authorized Share Increase”), this qualification being referred to as the “Authorized Stock Qualification,” and the Authorized Share Increase is also required for the exercise of the Purchase Option. The execution and delivery of the Transaction Documents by the Company and the SPA Subsidiaries, as applicable, and the consummation by the Company and the SPA Subsidiaries, as applicable, of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Shares, and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the Purchase Option Shares issuable upon exercise of the Purchase Option have been duly authorized by the Company's and the SPA Subsidiaries, as applicable, Boards of Directors and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies and subject to the Authorized Stock Qualification) no further filing, consent, or authorization is required by the Company, the SPA Subsidiaries, their Boards of Directors or the Company’s stockholders except as will be necessary to effect the Authorized Share Increase. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and the SPA Subsidiaries, as applicable, and constitutes the legal, valid and binding obligations of the Company and the SPA Subsidiaries, as applicable, enforceable against the Company and the SPA Subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as otherwise provided in this Section 3(b).

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(c)               Issuance of Securities.  The issuance of the Notes, the Shares and the Purchase Option have been duly authorized and upon issuance thereof and conversion of the Notes and exercise of the Purchase Option in accordance with their respective terms, the Shares, Conversion Shares and Purchase Option Shares will be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights, taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights afforded to a holder of Common Stock, subject to the Authorized Share Increase and, with respect to the Conversion Shares, subject to the Authorized Share Qualification. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. From and after the Authorized Share Increase, a number of shares of Common Stock shall have been duly reserved for issuance that equals or exceeds 130% of the aggregate maximum number of shares of Common Stock (the “Required Reserve Amount”) issuable upon conversion of the then outstanding Notes (assuming a conversion price equal to 90% of the closing price of the Common Stock on the effective date of the Authorized Share Increase) and exercise of the Purchase Option.

(d)              No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Shares and the Purchase Option and reservation for issuance and issuance of the Conversion Shares and Purchase Option Shares) will not (i) subject to the Authorized Stock Qualification, result in a violation of any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market (the “Principal Market”) and applicable laws of the State of Delaware applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except to the extent that any such violation or default would not have a Material Adverse Effect.

(e)               Consents.  Other than as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof and except as expressly provided in any such Transaction Document.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date and will, as applicable, be obtained or effected on or prior to each Subsequent Closing Date except where such failure would not have a Material Adverse Effect, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  Buyer is aware that the Common Stock is traded on the OTC Pink Market. The Company has received no notice from OTC Markets to the effect that the Common Stock is subject to exclusion from the OTC Pink Market. The OTC Pink Market includes the Common Stock with a “stop” sign and a warning about the absence of publicly available information, which is the lowest tier on the OTC Pink Market.

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(f)                Acknowledgment Regarding Buyer's Purchase of Securities.  The Company and the SPA Subsidiaries acknowledge, based on Buyer’s representations, that Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries or (iii) prior to the Initial Closing, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company and the SPA Subsidiaries further acknowledge that Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Securities. The Company and the SPA Subsidiaries further represent to Buyer that the Company's and the SPA Subsidiaries’ decision to enter into the Transaction Documents has been based solely on the independent evaluation of the Transaction Documents by the Company, the SPA Subsidiaries and their representatives.

(g)               No General Solicitation.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. No placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby are payable in connection with the sale of the Securities. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)               No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company (except as such approval will be required in order to increase the authorized Common Stock or effect a reverse split of the Common Stock) for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act (except as provided in the Registration Rights Agreement) or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)                 Dilutive Effect.  The Company and the SPA Subsidiaries understand and acknowledge that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company and the SPA Subsidiaries further acknowledge that the Company’s obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, but subject to the Authorized Stock Qualification.

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(j)                Application of Takeover Protections; Rights Agreement.   The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or which would otherwise affect the rights of Buyer provided in the Transaction Agreements.

(k)               SEC Documents; Financial Statements.  As of the date of this Agreement, the Company has filed with the SEC all reports on Forms 10-K and 10-Q required to be filed during the past two years and all reports required to be filed on Form 8-K for all periods subsequent to June 30, 2015 (collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents (other than the date on which such documents were required to be filed), and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements as permitted by the instructions to Form 10-Q and Article 10 of Regulation S-X) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) in accordance with generally accepted accounting principles consistently applied. No other information provided by or on behalf of the Company or the SPA Subsidiaries to the Buyer which is not included in the SEC Documents but is included in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.)

(l)                Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries; provided, however, that the financial statements include a going concern paragraph and the conditions giving rise to the going concern qualification are continuing.  Except as disclosed in Schedule 3(l), since December 31, 2014, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted; provided, however, that as reflected in the Company’s unaudited financial statement included in the Company’s Form 10-Q report for the quarter ended June 30, 2015, (i) the Company’s total assets were $40,602, (ii) current and total liabilities were $472,142, (iii) the Company had a stockholders’ deficit of $431,540, and (iv) the Company does not anticipate that at September 30, 2015, there will be any positive change in its financial condition.

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(m)              No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that, in the judgment of the Company, would be required to be disclosed by the Company under applicable securities laws and which has not been publicly announced except as contemplated by Section 2(d).

(n)               Conduct of Business; Regulatory Permits.  Except as set forth in Schedule 3(n)(i), neither the Company nor any of its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws (as such terms are defined below) or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company not any Subsidiary has any outstanding class or series of preferred stock. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, except as disclosed in Schedule 3(n)(ii), the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. The Company is not in violation of any of the rules, regulations or requirements of the Principal Market and the Company has received no formal or informal notice that OTC Markets is considering removing the Common Stock from the OTC Pink Market. After giving effect to the Closing, each of Mariner, Semcon and IC (the “SemCon Subsidiaries”) will hold no assets other than the assets assigned to it under the IV Agreement at the Closing (as defined therein) thereof, has no Indebtedness (other than Indebtedness relating to the issuance of the Initial Note and the Transaction Documents and any payment due pursuant to the IV Agreement to the extent that such obligations constitute Indebtedness), and is party to no contract or agreement not related to the assets to be assigned to it under the IV Agreement at the Closing (as defined therein) thereof.

(o)               Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)               Sarbanes-Oxley Act.  The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof; except that the Company has not adopted a code of ethics and the Company does not have adequate disclosure controls or internal controls over financial reporting and does not expect to be able to implement such controls in the foreseeable future.

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(q)               Transactions with Affiliates.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)                 Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 390,000,000 shares of Common Stock, of which as of the date hereof, 263,038,334 shares are issued and outstanding, 70,000,000 shares are reserved for issuance pursuant to the Company's outstanding option and warrants and (ii) 10,000,000 shares of the Company's preferred stock, par value $0.00003 per share (the “Preferred Stock”), of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as set forth in the Section 3(r), (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company other than such liens and encumbrances as may be placed or incurred, either voluntarily or involuntarily, on the Company’s capital stock by the holders thereof; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in the SEC Filings, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as set forth in Schedule 3(r), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. The Company owns beneficially and of record 100% of the outstanding shares of stock of each SPA Subsidiary other than Wynn, with respect to which the Company holds a 65% interest.

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(s)                Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business, Monetization Expenses and Other Expenses, as defined in the Monetization Proceeds Agreement, all of which are not Indebtedness), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (H) accrued compensation payable to any officer, director, employee or consultant of the Company, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)                Absence of Litigation.  To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t).  The Company believes that the matters set forth in Schedule 3(t) would not reasonably be expected to have a Material Adverse Effect.

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(u)              Insurance.  Schedule 3(u) lists each insurance policy covering the Company, its Subsidiaries and its officers and directors in their capacities as officers and directors, the name of the insurer and the coverage limitations. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for since January 2015, and as of the date of this Agreement and the date of the Initial Closing, neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(v)               Employee Relations.

(i)       Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer or key employee of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer or key employee of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or key employee does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)      The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)              Title.  The Company and its Subsidiaries own no real property, and have title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects not otherwise disclosed pursuant to the Schedules to this Agreement, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.   Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)               Patent Rights.  Schedule 3(x) to this Agreement lists all patents owned or controlled by the Company and its Subsidiaries and the expiration dates of such patents and all liens and encumbrances applicable to such patents. The Company does not own or control any other trademarks, trade names, service marks, service mark registrations, copyrights, trade secrets or other intellectual property of any kind and description. The Company and its Subsidiaries own or possess adequate rights or licenses to use all patents, patent rights and all applications and registrations therefor (“Patent Rights”) which it believes are necessary to conduct their respective businesses as now conducted.  Except as set forth in Schedule 3(x), none of the Company's Patent Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Patent Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Patent Rights; provided, however, that in the course of any litigation seeking to enforce intellectual property rights, the defendant may claim, among other defenses, that the patent rights are invalid, were improperly issued or infringe upon intellectual property rights of the defendant.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Nothing in this Agreement or the other Transaction Document shall be construed to prohibit the Company or any SPA Subsidiary from abandoning patent applications, claims or litigation on the advice of counsel.

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(y)               Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)                Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)              Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long as Buyer holds any Securities and as long as Buyer is not an investment company or affiliate of an investment company, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)            Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and except where the failure to file or pay such taxes will not have a Material Adverse Effect and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(cc)              Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

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(dd)             Ranking of Notes.  Except as set forth in Schedule 3(dd) to this Agreement and except as provided in the Notes and the other Transaction Documents, no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee)              Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff)               Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg)            Acknowledgement Regarding Buyer's Trading Activity.   The Company understands and acknowledges that Buyer (except as otherwise provided in this Agreement and in the Notes) may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges to the extent that such hedging and/or trading activities are not prohibited, either pursuant to Section 2(a) of this Agreement or pursuant to the Note, such hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

(hh)            U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(ii)               Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)               No Additional Agreements.  The Company does not have any agreement or understanding with Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk)              Disclosure.   All disclosure provided to the Buyer regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company taken as a whole is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor its Subsidiaries has issued any press releases during the twelve (12) months preceding the date of this Agreement. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, the Company believes requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

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(ll)               Shell Company Status.   The Company is not and, to the best of the Company’s knowledge, has never been an issuer identified in Rule 144(i)(1).

(mm)           Stock Option Plans. The Company has no stock option or similar plans except to the extent set forth in Schedule 3(mm). Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. Nothing in this Agreement shall preclude the Company from creating or issuing equity based incentives pursuant to an Approved Stock Plan, as defined in the Notes.

(nn)             No Disagreements with Accountants.  There are no disagreements of any kind presently existing between the Company and the independent accountants formerly or presently employed by the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its audit report, and the Company is current with respect to any fees owed to its accountants which could reasonably be expected to affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(oo)             No Liens on Company Management Stock.  The Common Stock owned by the Company’s officers and directors is not presently subject to any liens or encumbrances.

(pp)             The Company acknowledges the representation of the Buyer in Section 2(o).

4.             COVENANTS.

(a)               Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D.  The Company shall make all filings and reports relating to the sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date and all Subsequent Closing Dates, as applicable. If requested by Buyer, the Company shall provide evidence of any such action. In making such “Blue Sky” filings, the Company shall rely on Buyer’s address as set forth in this Agreement as being Buyer’s true and correct address.

(b)               Reporting Status.  Until the date on which the Buyer shall have sold all the Conversion Shares, Shares, and Purchase Option Shares and none of the Notes are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (or that it would have been required to file by Section 15(d) of the Exchange Act if its duty to file thereunder had not been automatically suspended), and the Company continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K under the 1934 Act regardless of whether the 1934 Act or the rules and regulations thereunder would requires such filings.

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(c)               Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for purposes set forth in Section 1(c) hereof but not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries (except that the proceeds of the Purchase Option may be used to repay Indebtedness permitted under the Transaction Documents on its contractually scheduled due date, which shall not have been amended to advance such due date since the Indebtedness was incurred); (ii) the redemption or repurchase of any of its or its Subsidiaries' equity securities; or (iii) expenses directly related to the prosecution of any litigation involving patents other than those identified in Schedule A-1 to the Security Agreement.

(d)               Information.  The Company agrees to send the following to Buyer within one (1) business day after the filing of same with the SEC or the provision of same to third parties, (i) copies of all reports provided to other lenders or providers of financing to the Company, (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders, and (iii) copies of Current Reports on Form 8-K and all registration statements, including amendments thereto. Notwithstanding the forgoing, the Company will not be required to provide Buyer with any material non-public information except pursuant to a non-disclosure agreement, and, provided the Company provides notice of filing to Buyer, the Company shall not be required to deliver or send by fax, email or other electronic delivery methods, copies of documents filed on EDGAR, or filed with the PTO or on PACER. In the event the Company fails to deliver any documents or provide notice required or requested pursuant to this Section 4(d), the Company shall provide such documentation or notice to Buyer within four (4) Business Days after notice from Buyer. In the event that Buyer requests information that includes material non-public information, the Company shall so advise Buyer and the Company not be required to make public disclosure of such material non-public information until such time as the Company determines is appropriate for such disclosure in a manner consistent with the provisions of Section 2(d). As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)                Listing. If the Common Stock is listed on a stock exchange or market, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for listing and/or quotation of the Common Stock on any exchange or market that is operated by The New York Stock Exchange, Inc., NASDAQ, or OTC Markets or other similar over-the-counter markets, including the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)                Fees.  The Company will reimburse the Buyer all expenses that may be payable to Longford (as defined below) under the Longford Subordination Agreement (each as defined below). Except as set forth in the previous sentence or as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers and the negotiation and execution of this Agreement and the Transaction Documents.

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(g)               Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Buyer when effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that Buyer and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. Provided that Buyer and/or the pledgee comply with Section 2(f) and the transfer by the pledgee is in compliance with the 1933 Act, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Buyer.

(h)               Additional Notes; Variable Securities.  Until the earlier of (i) the date that Buyer no longer beneficially owns any Securities or (ii) the maturity date of the Notes, (x) the Company will not, without the consent of Buyer, issue any Notes other than to Buyer as contemplated hereby and (y) the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible unless Buyer consents.

(i)                 Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(j)                Authorized Shares and Reservation of Shares.  (i) Following the Initial Closing and within one hundred thirty five (135) days thereof, the Company shall amend its Certificate of Incorporation to increase its authorized Common Stock to 1,250,000,000 shares (the “Certificate Amendment”). In connection therewith, the Company has obtain required board consent and will obtain stockholder consents (the “Consents”) and take all other actions necessary to accomplish same. The Company represents that it will be able to obtain such Consents. Within one (1) Business Day of the filing of the Certificate Amendment, the Company shall reserve at least the Required Reserve Amount for conversion of the Notes and exercise of the Purchase Option. (ii) So long as Buyer owns any Notes and as long as the Purchase Option remains exercisable, the Company shall use its commercially reasonable efforts so that it will, at all times when the Notes may be converted or the Purchase Option exercised, have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon conversion of the Notes or exercise of the Purchase Option, without taking into account any limitations on the conversion of the Notes set forth in Section 3(b) of the Notes). If at any time when the Notes are convertible or the Purchase Option is exercisable, the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount as of such date, the Company will promptly, and in all events within one hundred thirty-five (135) days thereafter, take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, obtaining shareholder approval, either at a meeting or otherwise, in a manner consistent with the applicable requirements of the 1934 Act to increase the authorized Common Stock to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

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(k)             Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Each of the SemCon Subsidiaries shall engage in no business other than holding, licensing, enforcing and prosecuting the SemCon Patents assigned to each of them under the IV Agreement at the Closing (as defined therein) thereof, and shall have no other purpose, and shall acquire no additional property other than Proceeds (as defined in the Monetization Proceeds Agreement) of such Patents. The Company shall duly pay and perform all of its Obligations under the IV Agreement. The IV Agreement shall not be amended without the prior written consent of the Buyer.

(l)               Additional Issuances of Securities.

(i)         For purposes of this Section 4(l), the following definitions shall apply.

1.          “Approved Stock Plan” means any employee benefit plan, as defined in Rule 405 of the SEC pursuant to the 1933 Act which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other person rendering services to the Company for services provided to the Company.

2.          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

3.          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

4.          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

5.          “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the date of grant in a manner which would at the date of such amendment, modification or change result in the issuances not being pursuant to an Approved Stock Plan, (ii) upon conversion of the Notes; or exercise of the Purchase Option (iii) upon exercise of any Options or Convertible Securities which are outstanding on the date hereof; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof to lower the conversion price, amortization price or exercise price of such securities to a price which is less than the then existing conversion price of the Notes, to extend the term of any such securities, and (iv) in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the purpose of which is not to raise additional capital; provided, that such third parties are not granted any registration rights senior to the rights granted pursuant to the Registration Rights Agreement.  Notwithstanding the foregoing, any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (iv) of the preceding sentence, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.

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(ii)            From the date hereof until thirty (30) days after the Initial Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statements (as defined in the Registration Rights Agreement).

(iii)           Until the earlier of (A) the Maturity Date or (B) the date when all obligations under the Notes and under the loans referred to in Section 3.5 of the Monetization Proceeds Agreement have been paid in full, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(l)(iii).

1.          “Subsequent Placement” means (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing; provided, however, that the issuance or proposed issuance of Excluded Securities shall not be a Subsequent Placement; and provided, further, that the Subsequent Placement shall be completed prior to September 30, 2020.

2.          The Company shall deliver to Buyer not less than five days’ prior to the anticipated closing date of the Subsequent Placement written notice, which may be given by email (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall identify and describe the Offered Securities, describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged

3.          Buyer shall have the right to participate in the Subsequent Placement on the same terms as other investors in the Subsequent Offering and to purchase at its election up to 30% of the Offered Securities, or such larger percentage as may be acceptable to the Company. To accept an Offer, in whole or in part, Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Offer Notice is given to Buyer (the “Offer Period”), setting forth the portion of the offered securities that Buyer elects to purchase (the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after Buyer's receipt of such new Offer Notice. If Buyer desires to purchase more than the amount determined pursuant to this Section 4(l)(ii)(4), the Company may, but shall not be required to, increase the size of the Offered Securities being offered and permit Buyer to purchase such additional Offered Securities The Company shall not be required to complete any Subsequent Placement, and in the event the Subsequent Placement is not completed, the Company shall not be required to sell any Offered Securities to Buyer.

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4.          The Company shall have 90 days from the expiration of the Offer Period above to offer, issue, sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyer (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

5.          In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(l)(iii)(3) above), then Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that Buyer elected to purchase pursuant to Section 4(l)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyer pursuant to Section 4(l)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyer in accordance with Section 4(l)(iii)(1) above.

6.          Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyer shall acquire from the Company, and the Company shall issue to the Buyer, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(l)(iii)(3) above if the Buyer has so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyer of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyer and its counsel.

7.          Any Offered Securities not acquired by the Buyer or other persons in accordance with Section 4(l)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyer under the procedures specified in this Agreement.

8.          The Company and the Buyer agree that if Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by Buyer prior to such Subsequent Placement unless such restrictions apply to all purchasers in the offering and other than as provided in this Agreement and the Lock Up Agreement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

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9.          Notwithstanding anything to the contrary in this Section 4(l) and unless otherwise agreed to by the Buyer, the Company shall either confirm in writing to the Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyer will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide Buyer with another Offer Notice and Buyer will again have the right of participation set forth in this Section 4(n)(iii).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyer in any 60 day period.

10.        The Company shall not engage or attempt to engage in more than one Subsequent Placement during any sixty day period without the consent of Buyer.

(iv)           The restrictions contained in Section 4(l)(iii) shall not apply in connection with the issuance of any Excluded Securities.

(v)            The restrictions contained in Section 4(l)(iii) shall not apply to any Subsequent Placement as to which an Offer Notice is given after an Additional Note Failure and until the earlier of (A) the failure of the Company to deliver to the Buyer an Additional Note Purchase Notice not less than seventy-five (75) days prior to the next applicable Additional Note Closing Date or (B) the fifteenth (15th) day after the Company’s delivery to the Buyer of an Additional Note Purchase Notice not less than seventy-five (75) days prior to the next applicable Additional Note Closing Date, provided that the Buyer has not notified the Company in writing by such date that it will not purchase such Additional Note and Buyer has purchased the Additional Note on the Additional Note Closing Date.

(m)               Public Information.  At any time during the period commencing from the six (6) month anniversary of the Initial Closing Date and ending at such time that all of the Securities have been sold, if a registration statement is not available for the resale of all of the Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one half percent (1.5%) of the aggregate Purchase Price of such holder's Securities on the thirtieth (30th) day following the date of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144; provided, however, that for purposes of this Section 4(m), the term “Securities” shall only include Shares owned by Buyer, Conversion Shares that may be issued upon conversion of the Notes to the extent that the Note, by its terms, may be converted, and Purchase Option Shares that may be purchased upon exercise of the Purchase Option to the extent that the Purchase Option by its terms, may be exercised. The payments to which a holder shall be entitled pursuant to this Section 4(m) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid as hereinbefore in this Section 4(m) provided. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one half percent (1.5%) per month (prorated for partial months) until paid in full. Nothing in this Section 4(m) shall be construed to require the Company to publicly disclose material non-public information as contemplated by Section 2(d).

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(n)               Closing Documents.   Following the Initial Closing Date, the Company agrees to deliver, or cause to be delivered, to Buyer and CKR Law LLP, a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(o)               Board Seats.  Concurrent with the Initial Closing and at all times while the Buyer’s shareholdings in the Company exceed 10%, the Buyer shall be entitled (but not required) to nominate one director to the Company’s Board of Directors. At such time and at all times while Buyer’s stockholdings in the Company exceed 24.9%, Buyer shall be entitled (but not required) to nominate a second director to the Company’s Board of Directors. Buyer’s shareholdings percentage shall be based on the number of shares of Common Stock beneficially owned by Buyer (as defined in Section 13(d) under the 1934 Act and the rules adopted thereunder) without taking into account shares issuable in the future upon conversion of Notes or exercise of the Purchase Option. To the extent that the nominees referred to in the paragraph above are reasonably acceptable, the Board of Directors shall appoint such nominees to be directors until the next meeting of the Company’s stockholders to elect directors, and, subject to their fiduciary duty as directors of the Company, the Board of Directors of the Company shall nominate and recommend to the Company’s stockholders as a director each such nominee (or any successor(s) nominated by the Buyer and reasonably acceptable to the Company) at the next and each succeeding meeting of the Company’s stockholders to elect directors. If the Company is listed or applying for listing on a stock exchange or market which requires that a majority of the issuer’s directors be independent, each nominee shall be independent as defined by the rules of such stock exchange or market. Each nominee shall not be an affiliate of a company which is either in the same business as the Company or is a defendant or prospective defendant in an action by the Company and shall not be subject to a “bad actor” disqualification as defined in Rule 506 of the SEC pursuant to the 1933 Act. The Board of Directors will consist of not more than five (5) members during the two years following the Initial Closing Date without the consent of Buyer. Unless a Conversion Eligible Event of Default (as defined in the Notes) shall have occurred, Buyer shall not seek to elect a majority of the Board of Directors for a period of at least three (3) years from the Initial Closing Date.

(p)               DTC/OTC Matters. While any Notes are outstanding, the Company shall maintain a transfer agent for its Common Stock that participates in the DTC Fast Automated Securities Transfer Program.

(q)               Other Restrictions.  The Buyer shall not sell or otherwise engage in transactions in the Company’s Common Stock or assist or advise others in selling or otherwise engaging in transactions in the Company’s Common Stock at any time when the Buyer is in possession of material non-public information concerning the Company. For the avoidance of doubt, information relating to any proposed notice of prepayment pursuant to the Notes shall be deemed to be material non-public information, and any material non-public information provided to Buyer’s designees as directors shall be deemed to have been provided to Buyer.

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(r)                 Voting in Favor of Increase in Authorized Common Stock. Buyer shall, and shall cause each Affiliate and each transferee, nominee or designee (other than a transferee resulting from a sale or other transfer pursuant to a registration statement or pursuant to a sale pursuant to Rule 144 or 144A) of Shares, Purchase Option Shares or shares purchased on the public market to vote such shares in favor of any increase in the authorized Common Stock pursuant to the Transaction Documents or any reverse split of the Common Stock for such purpose which is submitted to stockholders for their vote at a meeting or their written consent. The Company shall have the discretion as to whether any change in authorized Common Stock be effected through an increase in authorized capital stock or a reverse split or a combination of an increase in authorized Common Stock and a reverse split.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)                Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, the Shares, the Conversion Shares, and the Purchase Option Shares in which the Company shall record the name and address of the Person in whose name the Notes, the Shares, the Conversion Shares, and the Purchase Option Shares have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes as of the last day of the most recent fiscal quarter if the Notes are then convertible and the number of Purchase Option Shares issuable upon exercise of the Purchase Option. The Company shall keep the register open and available at all times during business hours for inspection by Buyer or its legal representatives and shall, with respect to the stock register, which is maintained by the Company’s transfer agent, request the transfer agent to provide Buyer with information reasonably requested by Buyer. The register for the Common Stock shall be maintained by the Company’s transfer agent. Neither Buyer nor any transferee of Buyer shall sell, transfer or pledge any Note to any person who is an adverse party to the Company or any Subsidiary in connection with any litigation pending or planned by the Company or any affiliate of any such person.

(b)               Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to Buyer’s balance accounts at the DTC, if applicable, registered in the name of Buyer or its respective nominee(s), for the Shares issued at the Initial Closing or upon conversion of the Notes or exercise of the Purchase Option in such amounts as specified from time to time by Buyer to the Company upon conversion of the Notes or exercise of the Purchase Option in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company will issue the Irrevocable Transfer Agent Instructions at the Initial Closing with respect to the Shares and will issue the Irrevocable Transfer Agent Instruction for other stock issuances within two Business Days after (i) receipt of the purchase price for the Purchase Option Shares and (ii) upon conversion of the Notes, with respect to the Conversion Shares. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f) and the transaction is such that the stock certificate when issued in the name of the transferee is not required to bear the investment legend, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the Buyer’s balance accounts at DTC, if applicable, in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares, Shares, or Purchase Option Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6.             CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell to Buyer the Initial Note, the Shares and the Purchase Option at the Initial Closing and the Further Payment Notes or Additional Notes and/or Purchase Option Shares at Subsequent Closings is, subject to Section 1(b)(ii), subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date, as applicable, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(i)       Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company (Initial Closing only).

(ii)      Buyer shall have delivered to the Company or Intellectual Ventures, as applicable, the Purchase Price for the Initial Notes, Further Payment Notes, Additional Notes, or Shares, as applicable, being purchased by Buyer at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)     The representations and warranties of Buyer shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

7.             CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Notes and Shares at the Initial Closing and Additional Notes or Monetization Shortfall Additional Notes or Further Payment Notes and/or Purchase Option Shares upon Buyer’s exercise of the Purchase Option at a Subsequent Closing is, subject to Section 1(b)(ii), subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company and the SPA Subsidiaries with prior written notice thereof:

(i)       The Company and the SPA Subsidiaries, if applicable, shall have duly executed and delivered to Buyer (A) each of the Transaction Documents to which it is a party (Initial Closing only), (B) the Notes, Further Payment Notes or Additional Notes, as the case may be (allocated in such principal amounts as Buyer shall request), being purchased by Buyer at such Closing pursuant to this Agreement, and (C) the Shares (allocated in such amounts as Buyer shall request) being purchased (Initial Closing only) by Buyer at such Closing pursuant to this Agreement.

(ii)      For Subsequent Closings only, the Company shall have (A) obtained majority shareholder approval to the Authorized Share Increase and any subsequently required share increases (“Subsequent Increases”) necessary to effect conversions of the Notes and exercise of the Purchase Option; and (B) amended its Certificate of Incorporation to effect such Authorized Share Increase and Subsequent Increases, as applicable.

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(iii)     Buyer shall have received the opinion of Ellenoff Grossman & Schole LLP, the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit J attached hereto (Initial Closing only).

(iv)     The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, which instructions shall have been delivered to the Company's transfer agent.

(v)      The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date (Initial Closing only).

(vi)     The Company and the SPA Subsidiaries shall have delivered to Buyer a certificate evidencing their qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which they are qualified to conduct business as a foreign corporation (Initial Closing only).

(vii)    The Company and the SPA Subsidiaries shall have delivered to Buyer certificates in the form of Exhibit K (the “Secretary’s Certificate”), executed by the Secretary of each of the Company and the SPA Subsidiaries and dated as of the applicable Closing Date, as to (i) the resolutions as adopted by the Company's and the SPA Subsidiaries’ Boards of Directors, in forms reasonably acceptable to Buyer, (ii) their respective Certificates or Articles of Incorporation and (iii) their respective Bylaws, each as in effect at the applicable Closing (other than the Closings relating to the Further Payment Notes).

(viii)   The representations and warranties of the Company and the SPA Subsidiaries shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date, or Subsequent Closing Date, as applicable, as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company and the SPA Subsidiaries, as applicable, shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company and each of the SPA Subsidiaries, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer in the form attached hereto as Exhibit L (the “Officer’s Certificate”); provided, however, that for each Closing Date subsequent to the Closing, the Company shall update the Schedules and such updated Schedules shall not show a material adverse change in the representations and warranties of the Company and Subsidiaries, taken as a whole. This Section 7(viii) shall not relate to a Further Payment Note Closing, with respect to which the provisions of Section 7(ix) shall apply.

(ix)     For each Subsequent Closing with respect to a Further Payment Note, the only condition to closing shall be the delivery by the Company of a certificate, executed by the Chief Executive Officer of the Company and each of the SPA Subsidiaries, dated as of the Further Payment Note Closing Date to the effect that no event described in the Note as a “Conversion Eligible Event of Default” shall have occurred and be continuing. The delivery of this certificate shall be the sole condition precedent to the purchase by Buyer of a Further Payment Note on the Further Payment Note Closing Date.

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(x)       No Event of Default (as defined in the Notes) has occurred and is continuing (Subsequent Closings only other than Further Payment Note Closings).

(xi)      The Company shall have delivered to Buyer a letter or report from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within ten days prior to the Closing Date (Initial Closing only).

(xii)     The Common Stock shall be listed or quoted on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market. (Closings other than Further Payment Note Closings.)

(xiii)    The Company shall have obtained all governmental, regulatory or third party consents and approvals (A) listed in Schedule 3(e) and any others necessary for the sale of the Securities. (Closings other than Further Payment Note Closings.)

(xiv)    Longford Capital Fund I, LP (“Longford”), the Company, Quest Patent Research Corporation, Quest Licensing Corporation, each of its affiliates listed as an “Obligor” on the signature pages to thereto shall have executed and delivered the Subordination Agreement substantially in the form of Exhibit M hereto (the “Longford Subordination Agreement”). (Initial Closing only.)

(xv)    The Closing (as defined therein) under the IV Agreement shall have occurred or shall occur simultaneously, and Intellectual ventures shall have executed and delivered an instrument of assignment in the form specified therein assigning the Assigned Patent Rights and Assigned Abandoned Patent Rights (as defined therein) to the Company which will immediately assign the associated Assigned Patent Rights and Assigned Abandoned Patent Rights to Mariner, Semcon and/or IC. (Initial Closing only)

(xvi)   The Company and the SPA Subsidiaries, as applicable, shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request. (Closings other than Further Payment Note Closings.)

8.            MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivery of a copy thereof to such party at the address for such notices to it under this Agreement by personal delivery or by overnight courier services that provides evidence of delivery and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO THE EXTENT THAT SUCH RIGHT MAY BE WAIVED, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b)               Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)               Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least more than fifty percent (50%) of the aggregate principal amount of Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on Buyer and holders of Securities. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Shares, as the case may be. The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the other Transaction Documents, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

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(f)                Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or the Notes must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of receipt is provided by the recipient); or (iii) upon delivery after deposit with an overnight courier service that provides evidence of delivery, in each case properly addressed to the party to receive the same.  The addresses, e-mail addresses and facsimile numbers for such communications shall be:

If to the Company and the SPA Subsidiaries:

Quest Patent Research Corporation

411 Theodore Fremd Avenue, Suite 206S

Rye, New York, 10580

Telephone: (888) 743-7577

E-mail:  jscahill@qprc.com

Attention: Jon Scahill, CEO

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, NY 10105-0302

Telephone: (212) 370-1300

E-mail: alevitsky@egsllp.com

Attention: Asher S. Levitsky P.C

If to Buyer:

United Wireless Holdings, Inc.

301 Congress Avenue, Suite 1275

Austin, TX 78701

Telephone: 512.474.2449

E-mail: andrew fitton@acfitton.com or mike.carper@unitedwirelessholdings.com

Attention: Mike Carper

with a copy (for informational purposes only) to:

CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, NY 10019

Telephone: 212.259.7300

E-mail: bdipaolo@ckrlaw.com

Attention: Barrett S. DiPaolo, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of more than fifty percent (50%) of the aggregate number of Registrable Securities issued and issuable hereunder and under the Notes, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, that Buyer shall not assign any Shares, Notes or Conversion Shares to any person who is either a competitor of the Company or any Subsidiary or who has or may have an interest which is adverse to the Company.

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(h)               No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)                 Survival.  The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 shall survive the Initial Closing for a period of 18 months, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.

(j)                 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)               Indemnification.  In consideration of Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by Buyer pursuant to Section 4(i), or (iv) the status of Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)                 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(m)             Remedies.  Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)               Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, but subject in any event to Section 1(b)(ii), whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)              Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)               Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

SPA SUBSIDIARIES:
QUEST LICENSING CORPORATION

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

WYNN TECHNOLOGIES, INC.

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

MARINER IC INC.

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

SEMCON IP INC.

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

IC KINETICS INC.

By:	/s/ Jon Scahill
Name:	Jon Scahill
Title:	Chief Executive Officer

BUYER:
UNITED WIRELESS HOLDINGS, INC.

By:	/s/ Andrew C. Fiton
Name:	Andrew C. Fiton
Title:	Chief Executive Officer

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EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Security Agreement
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Guaranty
Exhibit F	Form of Subordination Agreement
Exhibit G	Form of Monetization Proceeds Agreement
Exhibit H	[RESERVED]
Exhibit I	Form of Irrevocable Transfer Agent Instructions
Exhibit J	Form of Opinion of Company Counsel
Exhibit K	Form of Secretary's Certificate
Exhibit L	Form of Officer's Certificate

SCHEDULES

Schedule 2(o)	Buyer Licenses
Schedule 3(a)	Subsidiaries
Schedule 3(e)	Consents
Schedule 3(l)	Absence of Certain Changes
Schedule 3(n)(i)	Conduct of Business
Schedule 3(n)(ii)	Regulatory Permits
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Financing Statements
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Absence of Litigation
Schedule 3(u)	Insurance Policies
Schedule 3(x)	Patent Rights
Schedule 3(dd)	Ranking of Notes
Schedule 3(mm)	Stock Option Plan

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